Exhibit 23.3

DEGOLYER AND MACNAUGHTON
5151 SAN FELIPE
SUITE 950
HOUSTON, TEXAS 77056
TELEPHONE
(713) 273-8300
FAX
(713) 784-1972
WWW. DEMAC.COM

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS
As independent petroleum engineers, we hereby consent to the reference of our appraisal reports relating to the proved gas and oil reserves of QEP Energy Company in the Annual Report on Form 10-K of QEP Resources, Inc. as of the year ended December 31, 2014 incorporated herein by reference into Registration Statement Nos. 333-165805 and 333-179709 on Form S-3, 333-167726 and 333-167727 on Form S-8.

/s/DeGolyer and MacNaughton

DeGolyer and MacNaughton
Texas Registered Engineering Firm F-716
February 24, 2015